Exhibit 4(g)(iv)

                              CERTIFICATE OF TRUST

                                       OF

                            ROSLYN CAPITAL TRUST IV

     This Certificate of Trust of Roslyn Capital Trust IV dated August 8, 2001, is hereby duly executed and filed by the undersigned, as trustees of Roslyn Capital Trust IV, for the purpose of forming a business trust under the Delaware Business Trust Act, 12 Del. C. Section 3801 et. seq. The undersigned hereby certify as follows:

     1. Name. The name of the business trust formed hereby (the "Trust") is "Roslyn Capital Trust IV."

     2. Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware, as required by 12 Del. C. Sec. 3807(a), is Chase Manhattan Bank USA, National Association, c/o JP Morgan Chase, Attention: Institutional Trust Services, 500 Stanton Christiana Road, OPS4/3rd Floor, Newark, Delaware 19713.

     3. Effective Date. This Certificate of Trust shall be effective as of the date of its filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust at the time of filing of this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.


                                /s/ Joseph L. Mancino
                                ___________________________________
                                Name:  Joseph L. Mancino
                                Title: Trustee


                                /s/ Michael P. Puorro
                                ___________________________________
                                Name:  Michael P. Puorro
                                Title: Trustee


                                /s/ R. Patrick Quinn
                                ___________________________________
                                Name:  R. Patrick Quinn
                                Title: Trustee


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                Chase Manhattan Bank USA, National Association, as Trustee

                                By: /s/ Denis Kelly
                                   ________________________________
                                Name:   Denis Kelly
                                Title:  Assistant Vice President


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